Exhibit 99.1
News Release

For immediate release	For more information contact:
October 28, 2016	Jeff Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Third Quarter and Nine Months ended September 30, 2016

•Announces third quarter revenue growth of 96 percent year over year
•Confirms financial guidance for 2016
•Announces a regular quarterly cash dividend of $0.05 cents per share

Suwanee, GA. - October 28, 2016 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the third quarter and nine months ended September 30, 2016.
Total revenues for the 2016 third quarter were $31.1 million, an increase of 96 percent compared to the prior year’s third quarter revenues of $15.9 million.
Net loss for the 2016 third quarter was $0.3 million, or $0.01 net loss per diluted share, compared to net income of $19.1 million, or $0.97 per diluted share from the same period in the prior year. Adjusted net income for the 2016 third quarter was $1.0 million, or $0.05 per diluted share, compared to $1.5 million, or $0.08 per diluted share from the same period in the prior year.
Adjusted EBITDA for the 2016 third quarter was $3.6 million, compared to $2.2 million in the prior year third quarter.
Total revenues for the nine months ended September 30, 2016 were $94.3 million, an increase of 109 percent compared to the prior year’s revenues for the first nine months of $45.2 million.
Net income for the nine months ended September 30, 2016 was $12.3 million, or $0.62 per diluted share, compared to net income of $21.0 million, or $1.07 per diluted share in the same period in the prior year. Adjusted net income for the nine months ended September 30, 2016 was $4.4 million, or $0.22 per diluted share, compared to adjusted net income of $3.2 million, or $0.16 per diluted share in the same period in the prior year.
Adjusted EBITDA for the nine months ended September 30, 2016 was $11.4 million, compared to $5.0 million in the same period in the prior year. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this release.
The results for the third quarter and nine months ended September 30, 2016 include the results of the recent acquisition of DMS Health, which closed on January 1, 2016.
Digirad President and CEO Matt Molchan said, “We are pleased with our results this quarter, and the performance of all our businesses, including the business units of DMS Health that we acquired at the beginning of the year. As we have stated before, our results can be affected by the timing of product sales on a quarter by quarter basis, and during the third quarter we did experience some of this timing as well as higher than normal parts cost for our product service businesses. However, we expect the product sales timing and underlying parts cost to balance out by the end of the year and continue to be confident of our full year financial guidance, which is supported by our significant year over year performance on a year to date basis through September 2016.”
Digirad Chief Financial Officer Jeff Keyes said, “We are also pleased with the momentum of our cash flow generation on a year to date basis, which beyond our normal quarterly dividend, allowed us to make three extra payments on the highest interest rate tranche of our credit facility. Paying down debt not only reduces our interest expense but it also accretes additional value to our shareholders. And finally, we are excited that we are nearly complete with our operational integration of DMS Health, and expect to finish all major planned integration activities by year end."
The Company also announced a cash dividend of $0.05 cents per share that will be paid on November 28, 2016, to shareholders of record on November 17, 2016.

2016 Financial Guidance
The Company reaffirms its previously announced fiscal year 2016 financial guidance of revenues between $125 million and $130 million, non-GAAP adjusted EBITDA between $17 million and $18 million, and adjusted diluted earnings per share of between $0.30 and $0.35.
Conference Call Information
A conference call is scheduled for 10:00 a.m. EDT on October 28, 2016 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income,” “adjusted net income per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, investment impairment loss, transaction and integration costs associated with DMS Health Technologies, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Revenues:
Services	$23,825	$11,982	$72,496	$34,724
Product and product-related	7,261	3,880	21,837	10,525
Total revenues	31,086	15,862	94,333	45,249
Cost of revenues:
Services	19,110	9,201	56,795	26,920
Product and product-related	3,675	1,859	10,407	5,112
Total cost of revenues	22,785	11,060	67,202	32,032

Gross profit	8,301	4,802	27,131	13,217
Total gross profit percentage	26.7%	30.3%	28.8%	29.2%
Services gross profit percentage	19.8%	23.2%	21.7%	22.5%
Product and product-related gross profit percentage	49.4%	52.1%	52.3%	51.4%

Operating expenses:
Marketing and sales	2,426	1,212	7,888	3,689
General and administrative	4,608	2,508	15,900	6,880
Amortization of intangible assets	578	134	1,735	372
Total operating expenses	7,612	3,854	25,523	10,941

Income from operations	689	948	1,608	2,276

Other expense:
Other expense, net	(428)	—	(414)	—
Interest expense, net	(342)	(11)	(1,092)	(12)
Total other expense	(770)	(11)	(1,506)	(12)

(Loss) income before income taxes	(81)	937	102	2,264
Income tax (expense) benefit	(202)	18,183	12,222	18,698
Net (loss) income	$(283)	$19,120	$12,324	$20,962

Net (loss) income per share:
Basic	$(0.01)	$0.99	$0.63	$1.09
Diluted	$(0.01)	$0.97	$0.62	$1.07
Dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Weighted average shares outstanding – basic	19,618	19,356	19,532	19,145
Weighted average shares outstanding – diluted	19,618	19,798	20,026	19,608

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands)	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$2,353	$15,868
Securities available-for-sale	1,313	3,227
Accounts receivable, net	13,637	7,274
Inventories, net	5,909	4,381
Restricted cash	233	233
Other current assets	3,649	764
Total current assets	27,094	31,747
Property and equipment, net	31,119	6,252
Intangible assets, net	12,206	3,079
Goodwill	6,819	2,897
Deferred tax assets	26,100	18,578
Restricted cash	2,845	—
Other assets	903	1,560
Total assets	$107,086	$64,113

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,466	$1,369
Accrued compensation	4,232	2,453
Accrued warranty	153	213
Deferred revenue	3,317	1,673
Current portion of long-term debt	5,358	—
Other current liabilities	4,237	2,998
Total current liabilities	23,763	8,706
Long-term debt, net of current portion	17,340	—
Other liabilities	1,163	1,252
Total liabilities	42,266	9,958

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	151,961	153,860
Accumulated other comprehensive loss	—	(240)
Accumulated deficit	(81,415)	(93,739)
Total stockholders’ equity	64,820	54,155
Total liabilities and stockholders’ equity	$107,086	$64,113

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Net (loss) income	$(283)	$19,120	$12,324	$20,962
Acquired intangible amortization	578	131	1,735	365
Acquisition related contingent consideration valuation adjustment(1)	(5)	—	(8)	(173)
Investment impairment loss(2)	414	—	414	—
Transaction and integration costs of DMS Health Technologies(3)	127	435	1,748	743
Income tax items(4)	170	(18,163)	(11,860)	(18,699)
Non-GAAP Adjusted net income	$1,001	$1,523	$4,353	$3,198

Net (loss) income per share - diluted(5)	$(0.01)	$0.97	$0.62	$1.07
Acquired intangible amortization	0.03	0.01	0.09	0.02
Acquisition related contingent consideration valuation adjustment(1)	—	—	—	(0.01)
Investment impairment loss(2)	0.02	—	0.02	—
Transaction and integration costs of DMS Health Technologies(3)	0.01	0.02	0.09	0.04
Income tax items(4)	0.01	(0.92)	(0.59)	(0.95)
Non-GAAP Adjusted net income per share - diluted(5)	$0.05	$0.08	$0.22	$0.16

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015

Net (loss) income	$(283)	$19,120	$12,324	$20,962
Acquisition related contingent consideration valuation adjustment(1)	(5)	—	(8)	(173)
Investment impairment loss(2)	414	—	414	—
Transaction and integration costs of DMS Health Technologies(3)	127	435	1,748	743
Depreciation and amortization	2,489	665	7,337	1,751
Stock-based compensation	274	165	754	450
Interest income	(3)	(10)	(12)	(32)
Interest expense	345	21	1,104	44
Income tax expense (benefit)	202	(18,183)	(12,222)	(18,698)
Non-GAAP Adjusted EBITDA	$3,560	$2,213	$11,439	$5,047

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment losses related to investment in Perma-Fix Medical. Amount consists of a write-down of the investment to its fair market value that was considered other than temporary.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(4) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and release of previously reserved net operating loss carryforwards.
(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

Net income (loss)	$19,120	$678	$11,609	$998	$(283)
Acquired intangible amortization	131	131	577	578	578
Acquisition related contingent consideration valuation adjustment(1)	—	113	—	(3)	(5)
Investment impairment loss(2)	—	278	—	—	414
Transaction and integration costs of DMS Health Technologies(3)	435	595	1,450	171	127
Income tax items(4)	(18,163)	(446)	(12,333)	67	170
Non-GAAP Adjusted net income	$1,523	$1,349	$1,303	$1,811	$1,001

Net income (loss) per share - diluted(5)	$0.97	$0.03	$0.58	$0.05	$(0.01)
Acquired intangible amortization	0.01	0.01	0.03	0.03	0.03
Acquisition related contingent consideration valuation adjustment(1)	—	0.01	—	—	—
Investment impairment loss(2)	—	0.01	—	—	0.02
Transaction and integration costs of DMS Health Technologies(3)	0.02	0.03	0.07	0.01	0.01
Income tax items(4)	(0.92)	(0.02)	(0.62)	—	0.01
Non-GAAP Adjusted net income per share - diluted(5)	$0.08	$0.07	$0.07	$0.09	$0.05

	Three Months Ended
(in thousands)	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

Net income (loss)	$19,120	$678	$11,609	$998	$(283)
Acquisition related contingent consideration valuation adjustment(1)	—	113	—	(3)	(5)
Investment impairment loss(2)	—	278	—	—	414
Transaction and integration costs of DMS Health Technologies(3)	435	595	1,450	171	127
Depreciation and amortization	665	690	2,465	2,383	2,489
Stock-based compensation	165	166	223	257	274
Interest income	(10)	(7)	(5)	(4)	(3)
Interest expense	21	19	375	383	345
Income tax expense (benefit)	(18,183)	(425)	(12,461)	37	202
Non-GAAP Adjusted EBITDA	$2,213	$2,107	$3,656	$4,222	$3,560

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment losses related to investment in Perma-Fix Medical. Amounts consist of impairment of a Supply Agreement entered into between the two parties, a loss related to the initial excess of the transaction price over fair value and a write-down of the investment to its fair market value that was considered other than temporary.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(4) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and release of previously reserved net operating loss carryforwards.

(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.